FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made this 16 day of March, 2022, (the "Effective Date") by and between JIC Equities, LLC, 555 Heritage TEI Investors, LLC and 555 Heritage Shoprite Equities, LLC as Tenants in Common (the "Landlord") and Marizyme, Inc., a Nevada corporation (the "Tenant").

RECITALS

R1. Landlord and Tenant entered into a certain lease dated the 17th day of December, 2020, (the "Lease") for the portion of the Building consisting of a First Floor Premises of approximately 3,300 rentable square feet and a Second Floor Premises of approximately 7,000 rentable square feet (together, "RSF") as more particularly described therein (the "Existing Premises") in the building located at 555 Heritage Drive, Jupiter, Florida 33458 (the "Building").

R2. For purposes of this First Amendment, words not otherwise defined herein, whether or not capitalized herein, shall have the meanings given to them in the Lease.

R3. The Landlord and Tenant desire to amend the Lease.

R4. Landlord and Tenant desire to enter into this First Amendment for the purpose of setting forth certain agreements and understandings relating to certain matters, including the lease of the Expanded Premises (as defined herein) by Tenant.

NOW, THEREFORE, WITNESSETH, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree and covenant as follows:

1. From and after the Effective Date, any reference to the "Lease" shall mean the Lease as amended by this First Amendment.

2. **EXPANDED PREMISES.** That certain space located in Suites 143, 137 and 136 in the Building consisting of approximately 3,053 RSF of space and identified on the schematic floor plan attached hereto and incorporated herein by this reference as Exhibit "A" (the "Expanded Premises") is hereby added to the First Floor Premises effective as of the Expanded Premises Delivery Date (the "Expanded Premises Commencement Date"). The term "Expanded Premises Commencement Date" shall mean April 1, 2022. For purposes herein, the "Expanded Premises Rent Commencement Date" shall mean that first day of the Expanded Premises Commencement Date.

   Tenant acknowledges and agrees that, except as otherwise set forth in the Lease, the Expanded Premises is being leased to Tenant in its "as is", "where is" condition and "with all faults", without any representation, warranty or covenant of or from Landlord

or any obligation on Landlord to perform any alterations, repairs or improvements, or provide any allowances in lieu thereof. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their respective condition and agrees to take the same "AS IS". Except as specifically set forth herein, Landlord and Tenant hereby agree that the Expanded Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease as modified pursuant to this First Amendment. From and after the Expanded Premises Commencement Date, all references to "Demised Premises" (alternatively referred to as the "Premises") in the Lease shall be deemed and construed to include the Expanded Premises, and the rentable square footage of the Demised Premises, inclusive of the Expanded Premises shall be deemed and construed to be 13,353 RSF.

3. **TERM.** The Lease Term is currently scheduled to expire on July 31, 2026. As of the Effective Date, the Expiration Date shall remain July 31, 2026.

4. **BASE RENT.**

   a. From and after the Expanded Premises Rent Commencement Date and continuing through the remainder of the Lease Term, and notwithstanding anything in the Lease to the contrary, Tenant shall pay Base Rent for the Total Premises, which shall mean that space including the Expanded Premises and the Existing Premises, totaling 13,353 RSF, in accordance with the schedule below. Upon execution of this First Amendment, Base Rent for the Expanded Premises shall be abated for the first three (3) full months following execution.

Period (First Floor Premises)	Total Annualized Base Rental Payment	Total Monthly Installments of Base Rent for the total First Floor Premises (6,353 SF)
Expanded Premises Rent Commencement Date to 6/30/2022	$ 54,120.00	$ 4,510.00
7/01/2022 - 01/31/2023	$ 104,189.20	$ 8,682.43
02/01/2023 - 01/31/2024	$ 106,793.93	$ 8,899.49
02/01/2024 - 01/31/2025	$ 109,462.19	$ 9,121.85
02/01/2025 - 01/31/2026	$ 112,193.98	$ 9,349.50
02/01/2026 - 07/30/2026	$ 114,989.30	$ 9,582.44

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Period (Second Floor Premises)	Total Annualized Base Rental Payment		Total Monthly Installments of Base Rent for the total Second Floor Premises (7,000 SF)	
Expanded Premises Rent Commencement Date to 6/30/2022	$	78,924.96	$	6,577.08
7/01/2022 - 01/31/2023	$	78,924.96	$	6,577.08
02/01/2023 - 01/31/2024	$	80,898.12	$	6,741.51
02/01/2024 - 01/31/2025	$	82,920.60	$	6,910.05
02/01/2025 - 01/31/2026	$	84,993.60	$	7,082.80
02/01/2026 - 07/30/2026	$	87,118.44	$	7,259.87

5. **ADDITIONAL RENT.** In addition to the monthly installments of Base Rent payable pursuant to Section 4 above, Tenant shall continue to pay Landlord in advance on the first day of each month for the remainder of the Term, monthly installments of Additional Rent in accordance with the Lease. From and after the Expanded Premises Commencement Date and continuing through the remainder of the Lease Term, and notwithstanding anything in the Lease to the contrary, Tenant shall pay Additional Rent for the Premises in accordance with the terms of the Lease; provided, however, that "Tenant's Share of Operating Expenses" for the Premises shall be calculated to be inclusive of the Expanded Premises (i.e. Tenant's share shall be 29.77%).

6. **BROKERS.** Landlord and Tenant each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment except Commercial Florida Realty Services, LLC, which represents Landlord, whose commission shall be payable pursuant to a separate written agreement, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this First Amendment. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from all costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual who alleges that it is entitled to commission or fees with regard to this Second Amendment as a result of dealings it had with the indemnifying party.

7. **EFFECT OF AMENDMENT.** All terms, covenants, conditions and provisions of the Lease are hereby ratified, reinstated, affirmed and remain in full force and effect as modified by this First Amendment.

8. **COUNTERPART SIGNATURES.** This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Faxed signatures and scanned (.pdf) signatures shall be acceptable as original signatures.

9. **GOVERNING LAW.** This First Amendment shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the choice of law provisions thereof.

10. **RECITALS.** The Recitals set forth above are hereby incorporated into this Second Amendment and made a material part hereof.

11. **TENANT ESTOPPEL.** Tenant confirms that as of the date hereof: (i) Landlord is not in default of any material provision under the Lease (as amended hereby); (ii) Tenant knows of no material repairs needed to be done on the Premises; (iii) Landlord is otherwise in good standing under the Lease (as amended hereby); (iv) no Event of Default exists under the terms of the Lease and no condition exists that with the passing of time or giving of notice, or both, would constitute an Event of Default.

12. **ENTIRE AGREEMENT.** This First Amendment and the Lease set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

13. **CONFLICT.** In the event of a conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall control.

14. **AUTHORIZATION.** Landlord and Tenant each represents that its signatory of this Second Amendment has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

15. **RIGHT TO EXPAND.** As of the Effective Date of this First Amendment, Tenant is deemed to have waived its ROFO right as contained in Section 39 of the Lease.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment on the day and year first above written.

WITNESS:

- LANDLORD -

JIC Equities, LLC, 555 Heritage TEI Investors, LLC and 555 Heritage Shoprite Equities, LLC as Tenants in Common

By:____________________(SEAL)
Name: Bryan Becker
Title: Manager
Date: 3-22-2022

- TENANT -

Marizyme, Inc.

By:____________________
Name: [illegible] BARTHEL
Title: CFO
Date: 3/16/2022

EXHIBIT A

EXPANDED PREMISES


OVERALL FIRST FLOOR PLAN

*Suites 143, 137 and 136 are not shaded in the floor plan.